UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2019 (July 8, 2019)

DFB Healthcare Acquisitions Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-38399 (Commission File Number)	82-3677704 (I.R.S. Employer Identification Number)

780 Third Avenue New York, NY (Address of principal executive offices)	10017 (Zip code)

(212) 551-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one-third of one Warrant	DFBHU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	DFBH	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	DFBHW	The Nasdaq Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement

General

On July 8, 2019, DFB Healthcare Acquisitions Corp., a Delaware corporation (“DFB Healthcare”), AdaptHealth Holdings LLC, a Delaware limited liability company (the “Company”), BM AH Holdings, LLC, a Delaware limited liability company (the “BM Blocker”), Access Point Medical, Inc., a Delaware corporation (the “A Blocker” and, together with the BM Blocker, the “Blockers”), DFB Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), AH Representative LLC, a Delaware limited liability company (the “Company Unitholders’ Representative”), and, solely for the limited purposes set forth therein, BlueMountain Foinaven Master Fund L.P., a Cayman Islands exempted limited partnership, BMSB L.P., a Delaware limited partnership, BlueMountain Fursan Fund L.P., a Cayman Islands exempted limited partnership (collectively, the “BM Blocker Sellers”) and Clifton Bay Offshore Investments, L.P., a British Virgin Islands limited partnership (the “A Blocker Seller” and together with the BM Blocker Sellers, the “Blocker Sellers”) entered into an Agreement and Plan of Merger (the “Agreement”) pursuant to which DFB Healthcare agreed to combine with the Company in a transaction (the “Transaction”) that will result in the Company becoming a partially owned subsidiary of DFB Healthcare. It is anticipated that DFB Healthcare will change its name to AdaptHealth Holding Corporation upon the consummation of the Transaction. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Agreement.

The Merger Agreement

The Merger

The Agreement provides that immediately prior to the time that the Merger (as defined below) becomes effective (the “Effective Time”), BM Blocker will merge with and into DFB Healthcare (the “BM Blocker Merger”), with DFB Healthcare surviving the BM Blocker Merger. Additionally, subject to the terms and conditions set forth in the Agreement, immediately prior to the Effective Time, A Blocker may merge with and into DFB Healthcare (the “A Blocker Merger” and together with the BM Blocker Merger, the “Blocker Mergers”), with DFB Healthcare surviving the A Blocker Merger. Following the Blocker Mergers, DFB Healthcare and the Company will then enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a partially owned subsidiary of DFB Healthcare.

Merger Consideration and Conversion of Securities

DFB Healthcare will issue, as merger consideration, an aggregate of up to 51.5 million shares of its common stock upon the closing of the Merger (the “Closing”) (based on an Aggregate Merger Closing Consideration Amount of $515,000,000), as described below, except that holders of membership interests in the Company (each, a “Company Membership Unit”) and the Blocker Sellers have the right to receive cash, not to exceed $50.0 million in the aggregate, at the Closing, in which case the number of shares to be issued would be reduced by an amount equal to the total amount of cash consideration paid divided by $10.00.

Prior to the Effective Time, it is expected that by virtue of the BM Blocker Merger and without any action on the part of DFB Healthcare, Merger Sub or the BM Blocker, the membership interests of the BM Blocker issued and outstanding as of immediately prior to the Effective Time will be canceled, cease to exist and converted into the right to receive the number of shares of DFB Healthcare Common Stock, as set forth on a schedule to be delivered by the Company to DFB Healthcare not less than five business days prior to the Effective Time (the “Payment Spreadsheet”); and one or more promissory notes, issued by the Company in favor of BM Blocker in exchange for the cancellation of certain capped Company Membership Units held by BM Blocker (the “Capped Units”).

Prior to the Effective Time, subject to the terms and conditions of the Agreement, by virtue of the A Blocker Merger and without any action on the part of DFB Healthcare or the A Blocker, the outstanding capital stock of A Blocker issued and outstanding as of immediately prior to the Effective Time will be canceled, cease to exist and converted into the right to receive the number of shares of DFB Healthcare Common Stock, as set forth on the Payment Spreadsheet.

The Company Membership Units issued and outstanding immediately prior to the Effective Time (other than the Company Membership Units held by DFB Healthcare as a result of the Blocker Mergers and the Capped Units) will be canceled and converted into the right to receive the number of Consideration Units (a “Consideration Unit” consists of one share of Class B Common Stock of DFB Healthcare and one common unit of the Company (a “Company Common Unit”)), as set forth on the Payment Spreadsheet, with each holder of the Company’s Membership Units prior to the Effective Time (each a “Company Unitholder”) to receive the right to receive the number of Consideration Units as set forth opposite such holder’s name as set forth on the Payment Spreadsheet.

Each of the units of the Company designated as “Incentive Units” under the Company’s existing limited liability company agreement (each an “Incentive Unit”) that is issued and outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive the number of Consideration Units, set forth opposite such holder’s name on the Payment Spreadsheet. Each Consideration Unit received in exchange for the cancellation of an Incentive Unit will be subject to the same vesting terms and conditions as were applicable to the Incentive Unit immediately prior to the Effective Time, except that all performance-based vesting conditions will be deemed satisfied in full as of the Effective Time.

Each membership interest of Merger Sub issued and outstanding as of immediately prior to the Effective Time will automatically be canceled and will cease to exist as of the Effective Time.

At the Effective Time, subject to the terms and conditions of the Agreement, DFB Healthcare shall cause Continental Stock Transfer & Trust Company to distribute the proceeds of the trust account established in connection with DFB Healthcare’s initial public offering (the “Trust Account”), and DFB Healthcare shall contribute the proceeds from the issuance of DFB Healthcare Class A Common Stock pursuant to the Subscription Agreement (as defined below), to the Surviving Company in exchange for a number of Company Membership Units equal to the aggregate number of shares of DFB Healthcare Common Stock outstanding after giving effect to the number of shares of DFB Healthcare Common Stock redeemed prior to the Closing and the shares of DFB Healthcare Common Stock issued pursuant to the Subscription Agreement or any other similar agreement (but excluding any shares of DFB Healthcare Class A Common Stock issued as Blocker Merger Consideration).

Contingent Consideration

Following the closing of the proposed Transaction, the Surviving Company will issue up to 3,000,000 additional Consideration Units to the Company Unitholders and additional shares of DFB Healthcare Common Stock to the Blocker Sellers as set forth in the Agreement, as follows:

•                  1,000,000 Consideration Units and shares of DFB Healthcare Class A Common Stock, in the aggregate, in the event that the average trading price of the DFB Healthcare Class A Common Stock is $15.00 or greater during the month of December in 2020;

•                  an additional 1,000,000 Consideration Units and shares of DFB Healthcare Class A Common Stock, in the aggregate, in the event that the average trading price of the DFB Healthcare Class A Common Stock is $18.00 or greater during the month of December in 2021; and

•                  an additional 1,000,000 Consideration Units and shares of DFB Healthcare Class A Common Stock, in the aggregate, in the event that the average trading price of the DFB Healthcare Class A Common Stock is $22.00 or greater during the month of December in 2022.

Representations and Warranties

The Agreement contains customary representations and warranties that each of the Company, DFB Healthcare, Merger Sub and the Blockers have made to each other relating to their respective businesses and, in the case of DFB Healthcare, its public filings.

Pre-Closing Covenants

The Agreement provides for customary pre-closing covenants, including the obligation of each of the Company and DFB Healthcare to use its commercially reasonable efforts to conduct its business in the ordinary course in a manner consistent with past practice in all material respects, and each of the Company and DFB Healthcare has agreed not to take certain actions, except as expressly contemplated by other provisions of the Agreement, as required by law or unless the other parties consent in writing.

Management of the Company

Following the Closing, DFB Healthcare shall be the initial sole manager of the Surviving Company, and it is anticipated that Richard Barasch, Luke McGee, Josh Parnes, Alan Quasha, one director designated by BlueMountain, one director designated by Deerfield Private Design Fund IV, L.P. (“Deerfield”) and one independent director will serve as the initial directors of DFB Healthcare in accordance with the Surviving Company LLC Agreement and the BlueMountain Board Designation Agreement.

Stockholder Meeting

Pursuant to the terms of the Agreement, DFB Healthcare shall, promptly as reasonably practicable, call and hold a meeting of its stockholders for the purpose of seeking its stockholders’ approval of the Transaction, the Agreement and certain other stockholder proposals related thereto (the “Stockholder Meeting”).

Proxy Statement

The Agreement provides that as promptly as practicable following the delivery of the Company’s required audited financial statements to DFB Healthcare, DFB Healthcare will prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement (the “Proxy Statement”) to be sent to the stockholders of DFB Healthcare soliciting proxies from such stockholders to obtain the stockholder approval at the Stockholder Meeting to be held to consider approval and adoption of the Agreement, the Transaction and certain other stockholder proposals related thereto.

Conditions to the Closing of the Proposed Transaction

Consummation of the Transaction is subject to customary and other conditions, including (i) the stockholders of DFB Healthcare having approved, among other things, the transactions contemplated by the Agreement, (ii) the absence of any governmental order that would prohibit the Transaction, (iii) the completion of all required filings under the Hart-Scott-Rodino Act, (iv) after giving effect to (a) the exercise of redemption rights by holders of the outstanding shares of DFB Healthcare Common Stock and (b) the sale and issuance by DFB Healthcare of DFB Healthcare Common Stock, pursuant to the Subscription Agreement or the sale and issuance by DFB Healthcare of other securities of DFB Healthcare in accordance with the provisions of the Agreement between the date of the Agreement and the Effective Time, the amount of cash held by DFB Healthcare in the aggregate, whether in or outside the Trust Account, being equal to at least $225,000,000; (v) the Company not having indebtedness as of the closing date of the Merger of more than the sum of (x) $470,000,000, (y) any capital or capitalized lease obligations with respect to the acquisition of durable medical or respiratory equipment and (z) any Indebtedness incurred between the date of the Agreement and the Closing to pay the cash purchase price by the Company or any of the Company Subsidiaries and related fees and expenses in connection with any Permitted Acquisition; and (vi) the representations and warranties of the other parties to the Agreement being true and correct, subject to the de minimis, materiality and material adverse effect standards contained in the Agreement.

Termination of the Agreement

The Agreement is subject to termination prior to the Effective Time, whether before or after approval of the Agreement by the members and the stockholders of the Company or DFB Healthcare, as follows:

•                  by the mutual written consent of DFB Healthcare and the Company;

•                  by either DFB Healthcare or the Company, if: (i) the Merger has not been consummated prior to January 31, 2020, provided, however, that the Agreement may not be terminated by or on behalf of any party that is in breach or violation of any representation, warranty, covenant, agreement or obligation contained in the Agreement and such breach or violation is the primary cause of the failure of a condition; (ii) any governmental authority in the United States having issued a final, non-appealable order and that has the effect of making consummation of the merger illegal or otherwise preventing or prohibiting consummation of the Transaction; or (iii) the Agreement failing to receive the requisite vote for approval at the Stockholder Meeting;

•                  by DFB Healthcare, if: (i) there has been a breach of any representation, warranty, covenant or agreement on the part of the Company, as set forth in the Agreement, or if any representation or warranty of the Company will have become untrue, provided that DFB Healthcare has not waived such breach and DFB Healthcare or Merger Sub is not then in material breach of any representation, warranty, covenant or agreement on the part of DFB Healthcare or Merger Sub, as set forth in the Agreement, and provided, further, that would result in the failure of its closing conditions and such breach will not have been cured or is not capable of being cured within 30 days after written notice of such breach; (ii) the Company’s audited financial statements have not been delivered to DFB Healthcare by the Company on or before September 30, 2019; and

•                  by the Company, if there has been a breach of any representation, warranty, covenant or agreement on the part of DFB Healthcare and Merger Sub, as set forth in the Agreement, or if any representation or warranty of DFB Healthcare and Merger Sub has become untrue, provided that the Company has not waived such breach and Company is not then in material breach of any representation, warranty, covenant or agreement on the part of the Company, as set forth in the Agreement, and provided, further, that such breach would result in the failure of DFB Healthcare’s closing conditions and such breach has not been cured or is not capable of being cured within 30 days after written notice of such breach.

Upon termination of the Agreement, the Agreement would become void and have no effect, without any liability to the parties thereto (other than liability for any intentional breach of the Agreement by a party occurring prior to the termination of the Agreement).

A copy of the Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement filed with this Current Report on Form 8-K. The Agreement is included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or the other parties thereto. In particular, the assertions embodied in representations and warranties by the Company, DFB Healthcare, the Blockers and Merger Sub contained in the Agreement are qualified by information in the disclosure schedules provided by the Company, DFB Healthcare, the Blockers and Merger Sub in connection with the signing of the Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. Moreover, certain representations and warranties in the Agreement were used for the purpose of allocating risk between the Company, DFB Healthcare, the Blockers and Merger Sub, rather than establishing matters as facts. Accordingly, investors and security holders should not rely on the representations and warranties in the Agreement as characterizations of the actual state of facts about the Company, DFB Healthcare, the Blockers or Merger Sub.

Amended and Restated Certificate of Incorporation

At the Effective Time, the certificate of incorporation of DFB Healthcare will be amended and restated to (i) change the name of DFB Healthcare to “AdaptHealth Holding Corporation”; (ii) create two classes of common stock of DFB Healthcare (Class A Common Stock and Class B Common Stock) and (iii) remove certain provisions of the charter that are relevant only to special purpose acquisition companies. The Class A Common Stock and the Class B Common Stock created under the amended and restated certificate of incorporation will both have voting rights; however, only the Class A Common Stock will have economic rights.

The preceding summary of certain terms and conditions of the Amended and Restated Certificate of Incorporation of DFB Healthcare is qualified in its entirety by reference to the form of the Amended and Restated Certificate of Incorporation of DFB Healthcare, a copy of which is included as Exhibit D to the Agreement which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Surviving Company LLC Agreement

Following the Closing, the combined company will be organized in an “Up-C” structure, meaning that substantially all of the assets of the combined company will be held by the Company and DFB Healthcare’s only asset will be equity interests of the Company.

In connection with the Transaction, concurrently with the Closing, the Company and the members of the Company will amend and restate the limited liability company agreement of the Company in its entirety to add, among other things, DFB Healthcare as a member of the Company (the “Surviving Company LLC Agreement”).

Membership

The Surviving Company LLC Agreement will provide that the Company is authorized to issue up to 200,000,000 Company Common Units.

Company Common Unit Ratio

Pursuant to the Surviving Company LLC Agreement, the Company will maintain at all times a one-to-one ratio between the number of Company Common Units owned by DFB Healthcare, directly or indirectly, and the number of outstanding shares of class A common stock of DFB Healthcare (“DFB Healthcare Class A Common Stock”), except under certain circumstances set forth in the Surviving Company LLC Agreement.

Management

The initial sole manager of the Company will be DFB Healthcare (the “Manager”). The Manager will have all necessary powers to carry out the purposes, business and objectives of the Company. The Manager may delegate, in its discretion, the authority to sign agreements and other documents and take other actions on behalf of the Company. The Manager may (i) designate from time to time, any officers necessary and appropriate for the conduct of the Company’s business or (ii) retain any current officers of the Company.

Repurchase or Redemption of DFB Healthcare Class A Common Stock

If, at any time, any shares of DFB Healthcare Class A Common Stock are repurchased or redeemed by DFB Healthcare for cash, then the Manager shall cause the Company, immediately prior to such repurchase or redemption of such shares, to redeem a corresponding number of Common Units held by DFB Healthcare, at an aggregate redemption price equal to the aggregate purchase or redemption price of the share or shares of DFB Healthcare Class A Common Stock being repurchased or redeemed by DFB Healthcare (plus any reasonable expenses related thereto) and upon such other terms as are the same for the share or shares of DFB Healthcare Class A Common Stock being repurchased or redeemed by DFB Healthcare.

The preceding summary of certain terms and conditions of the Surviving Company LLC Agreement is qualified in its entirety by reference to the form of Surviving Company LLC Agreement, a copy of which is included as Exhibit C to the Agreement which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Exchange Agreement

In connection with the Transaction, concurrently with the Closing, the Company, DFB Healthcare and the members of the Company will enter into an exchange agreement (the “Exchange Agreement”) pursuant to which the members of the Company will be entitled to exchange their DFB Healthcare Class B Common Stock and Company Common Units for either a like number of shares of DFB Healthcare Class A Common Stock (subject to adjustment) or the applicable cash payment, which is an amount in cash equal to the product of such member’s exchanged Company Common Units, the applicable exchange rate, and the value of the shares of DFB Healthcare Class A Common Stock to be received by such member (at the option of DFB Healthcare).

The preceding summary of certain terms and conditions of the Exchange Agreement is qualified in its entirety by reference to the form of Exchange Agreement, a copy of which is included as Exhibit G to the Agreement which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Registration Rights Agreement

In connection with the Transaction, concurrently with the Closing, the Company, DFB Healthcare, certain persons and entities holding Company Common Units, and certain persons and entities holding founder shares of DFB Healthcare (collectively, the “Holders”) will enter into a registration rights agreement (the “Registration Rights Agreement”) at the closing of the Transaction. Under the terms of the Registration Rights Agreement, DFB Healthcare will be obligated to file a shelf registration statement to register the resale of certain securities of DFB Healthcare held by the Holders. In addition, pursuant to the terms of the Registration Rights Agreement and subject to certain requirements and customary conditions, the Holders may demand, at any time or from time to time, that DFB Healthcare file a registration statement on Form S-1, or any similar long-form registration statement, or if available, on Form S-3 to register the shares of common stock of DFB Healthcare held by such Holders. The Registration Rights Agreement will also provide the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions. Under certain circumstances, additional payments may be assessed with respect to the shares of common stock included in the registerable securities in the event that: (i) a resale shelf registration statement has not been declared effective by the SEC by the earlier of (a) 60 days following DFB Healthcare’s deadline to file a resale shelf registration statement, or (b) ten business days after the SEC notifies DFB Healthcare that it will not review the resale shelf registration statement, subject to certain potential timing adjustments; or (ii) the resale shelf registration statement is declared effective by the SEC but thereafter ceases to be effective prior to the expiration of a designated effective period. The additional payments shall accrue on the applicable registrable securities at a rate of $0.05 per share per month or portion thereof, subject to certain terms and limitations (including a cap of $0.50 per share).

The preceding summary of certain terms and conditions of the Registration Rights Agreement is qualified in its entirety by reference to the form of Registration Rights Agreement, a copy of which is included as Exhibit A to the Agreement which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Lock-up Agreement

In connection with the execution of the Agreement, the Company, DFB Healthcare and certain members of the Company, entered into a lock-up agreement (the “Lock-up Agreement”). Under the terms of the Lock-up Agreement, such members agreed to certain lock-up arrangements with DFB Healthcare, pursuant to which: (i) certain of such members will be restricted from selling, transferring or pledging any securities of DFB Healthcare they receive in connection with the Transaction for a period of nine months from the closing of the Transaction and (ii) certain members of the Company are restricted from selling, transferring or pledging such securities for a period of either six months or three months from the closing of the Transaction, depending upon whether such member has made a liquidity request as contemplated by Section 7.19 of the Agreement.

The preceding summary of certain terms and conditions of the Lock-up Agreement is qualified in its entirety by reference to the form of Lock-up Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Subscription Agreement

On July 8, 2019, DFB Healthcare entered into a subscription agreement (the “Subscription Agreement”) with Deerfield, pursuant to which Deerfield agreed to purchase, and DFB Healthcare agreed to sell to Deerfield, between 5,000,000 and 10,000,000 shares of common stock of DFB Healthcare (the “PIPE Shares”), depending on the amount of cash available to DFB Healthcare immediately prior to the consummation of the Transaction, for a purchase price of $10.00 per share, in a private placement. Deerfield also agreed that it would (i) continue to own, through the consummation of the Transaction, the 2.5 million shares of DFB Healthcare Common Stock it purchased in DFB Healthcare’s initial public offering; (ii) not exercise its redemption rights with respect to any of such shares; and (iii) vote such shares in favor of the Transaction and any other proposals of DFB Healthcare set forth in the Proxy Statement.

The closing of the sale of the PIPE Shares will be contingent upon the substantially concurrent consummation of the Transaction and the satisfaction of other customary closing conditions.

The PIPE Shares will be subject to a “lock-up” provision, pursuant to which they may not be sold or otherwise transferred for a period of nine months after the closing date of the Subscription Agreement. Deerfield will have registration rights with respect to the PIPE Shares pursuant to the terms of the Registration Rights Agreement.

No fees or other compensation was paid or will be payable to Deerfield or any third parties in consideration of Deerfield entering into the Subscription Agreement.

Following the date of the Agreement, subject to the terms and conditions of the Agreement, DFB Healthcare may enter into additional PIPE subscription agreements.

The preceding summary of certain terms and conditions of the Subscription Agreement is qualified in its entirety by reference to the full text of the Subscription Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

The Tax Receivable Agreement

In connection with the Transaction, concurrently with the Closing, DFB Healthcare will enter into a tax receivable agreement (the “Tax Receivable Agreement”) that will provide for the payment from time to time to the Company Unitholders, of a portion of the amount of tax benefits, if any, attributable to certain tax attributes and subject to certain limitations pursuant to the Tax Receivable Agreement.

The preceding summary of certain terms and conditions of the Tax Receivable Agreement is qualified in its entirety by reference to the form of Tax Receivable Agreement, a copy of which is included as Exhibit F to the Agreement which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Assignment Letter Agreement

In connection with the Transaction, the Company, DFB Healthcare, and Deerfield/RAB Ventures, LLC (the “Sponsor”) entered into a letter agreement (the “Assignment Letter Agreement”) pursuant to which the Sponsor will, immediately prior to the consummation of the Transaction, transfer and assign to the Company (or such other equityholder or employee of the Company as the Company may designate prior to the consummation of the Transaction), 2,500,000 shares of DFB Healthcare Common Stock and 1,733,333 warrants to purchase shares of DFB Healthcare Common Stock (with each warrant exercisable for one-third of a share of DFB Healthcare Common Stock).

The preceding summary of certain terms and conditions of the Assignment Letter Agreement is qualified in its entirety by reference to the full text of the Assignment Agreement, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

BlueMountain Board Designation Agreement

In connection with the Transaction, concurrently with the Closing, the Company and BlueMountain will enter into a letter agreement (the “BlueMountain Board Designation Agreement”) pursuant to which during the period commencing upon the date of the Agreement and ending on the Board Right Termination Date (as defined in the BlueMountain Board Designation Agreement), BlueMountain will have the right to designate and nominate for election one person to serve on the board of directors of DFB Healthcare.

The preceding summary of certain terms and conditions of the BlueMoutainn Board Designation Agreement is qualified in its entirety by reference to the form of BlueMountain Board Designation Agreement, a copy of which is included as Exhibit H to the Agreement which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The securities of DFB Healthcare that may be issued in connection with the Agreement and the Subscription Agreement will be registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Exhibit
2.1

Agreement and Plan of Merger, dated as of July 8, 2019, by and among DFB Healthcare, the Company, BM Blocker, A Blocker, Merger Sub, Company Unitholders’ Representative and, solely for purposes of Section 7.20, BM Blocker Sellers, and solely for purposes of Section 7.21, the A Blocker Seller.

10.1	Form of Lock-up Agreement, dated as of July 8, 2019, by and among DFB Healthcare, the Company and the Holders.

10.2	Subscription Agreement, dated as of July 8, 2019, by and among DFB Healthcare and Deerfield.

10.3	Assignment Agreement, dated as of July 8, 2019, by and among DFB Healthcare, the Company and the Sponsor.

Additional Information

In connection with the proposed Transaction, DFB Healthcare intends to file with the SEC a preliminary proxy statement relating to the Transaction. DFB Healthcare will mail a definitive proxy statement and other relevant documents to the stockholders of DFB Healthcare. Stockholders of DFB Healthcare and other interested persons are advised to read, when available, the preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with DFB Healthcare’s solicitation of proxies for the special meeting to be held to approve the Transaction because these proxy statements will contain important information about DFB Healthcare, the Company, and the Transaction. The definitive proxy statement will be mailed to stockholders of DFB Healthcare as of a record date to be established for voting on the Transaction. Stockholders will also be able to obtain copies of the Proxy Statement, without charge, once available, at the SEC’s Internet site at http://www.sec.gov or by directing a request to: DFB Healthcare Acquisitions Corp., 780 Third Avenue, New York, NY 10017, or by calling (212) 551-1600.

Participants in the Solicitation

DFB Healthcare, the Company and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed Transaction under the rules of the SEC. Information about the directors and executive officers of DFB Healthcare is set forth in DFB Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 29, 2019.

Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders in connection with the proposed Transaction will be set forth in the Proxy Statement when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Non-Solicitation

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of DFB Healthcare or the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-looking Statements

This communication includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations, and the closing of the proposed Transaction and the private placement. These statements are based on various assumptions and on the current expectations of DFB Healthcare and the Company management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of DFB Healthcare and the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s clients’ preferences, prospects and the competitive conditions prevailing in the healthcare sector; the inability of the parties to successfully or timely consummate the proposed Transaction, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed Transaction or that the approval of the stockholders of DFB Healthcare and/or the stockholders of the Company for the proposed Transaction is not obtained; failure to realize the anticipated benefits of the proposed Transaction, including as a result of a delay in consummating the proposed Transaction or a delay or difficulty in integrating the businesses of DFB Healthcare and the Company; the amount of redemption requests made by DFB Healthcare’s stockholders; those factors discussed in DFB Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 under the heading “Risk Factors,” and other documents of DFB Healthcare filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither DFB Healthcare nor the Company presently know or that DFB Healthcare and the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect DFB Healthcare’s and the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. DFB Healthcare and the Company anticipate that subsequent events and developments will cause DFB Healthcare’s and the Company’s assessments to change. However, while DFB Healthcare and the Company may elect to update these forward-looking statements at some point in the future, DFB Healthcare and the Company specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing DFB Healthcare’s and the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  July 12, 2019

DFB Healthcare Acquisitions Corp.

By:	/s/ Richard Barasch
	Name:	Richard Barasch
	Title:	Chief Executive Officer